EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this post effective Amendment No. 1 on Form S-3 to the Registration Statement on Form SB-2 of our report, dated October 8, 1999, which appears on the Annual Report on Form 10-KSB of NetCurrents, Inc. (formally IAT Resources Corporation) and subsidiaries for the year ended June 30, 1999. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California
March 28, 2000